As filed with the Securities and Exchange Commission on November 14, 2001
                         Registration No. 333-86779
 =====================================================================

                   SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549

                      POST-EFFECTIVE AMENDMENT NO. 1
                                    TO
                     FORM SB-1 REGISTRATION STATEMENT
                     UNDER THE SECURITIES ACT OF 1933


                             EMPS CORPORATION
          -----------------------------------------------------
          (Exact name of registrant as specified in its charter)


     Nevada                                                87-0617371
----------------------   ----------------------------  --------------------
(State or jurisdiction   (Primary Standard Industrial  (I.R.S. Employer
 of incorporation         Classification Code Number)  Identification No.)
 or organization)

    875 Donner Way, Unit 705, Salt Lake City, Utah 84108, (801) 582-7600
   ---------------------------------------------------------------------
       (Address and telephone number of principal executive offices)

          Ronald L. Poulton, 136 E. South Temple, Suite 1700A,
                       Salt Lake City, Utah  84111
                              (801) 355-1341
         --------------------------------------------------------
        (Name, address and telephone number of agent for service)

Approximate date of commencement of proposed sale to the public: Not
Applicable.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. |_|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| ___________

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_| ___________

                        DEREGISTRATION OF SECURITIES

     EMPS Corporation originally registered 200,000 shares of its common stock, par value $0.001, for sale to the public (the "Shares") on a Registration Statement on Form SB-1 (File No. 333-86779) (the "Registration Statement"). We have sold 65,100 of the Shares registered under the Registration Statement. The offering terminated on January 31, 2001. Accordingly, we hereby amend the Registration Statement to withdraw from registration the 134,900 shares that remain unsold under the Registration Statement.


                                SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-1 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Salt Lake City, State of Utah, on November 14, 2001




                                     EMPS CORPORATION



                                     By: /s/ Louis Naegle
                                     ----------------------
                                         Louis Naegle
                                         President, Treasurer and Director


     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Louis Naegle                         President, Treasurer and Director

----------------      November 14, 2001
    Louis Naegle

/s/ Timothy L. Adair  November 14, 2001  Principal Accounting Officer,
--------------------                     Secretary and Director
   Timothy L. Adair                      and Director